SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	May 7, 2002

HON INDUSTRIES Inc. (Exact name of registrant as specified in its charter)

IOWA (State or other jurisdiction of incorporation)

0-2648 (Commission File Number)	42-0617510 (IRS Employer Identification Number)

414 East Third Street, P.O. Box 1109, Muscatine, IA (Address of principal executive offices)	52761-7109 (Zip Code)

Registrant's telephone number, including area code: 563/264-7400

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.
HON INDUSTRIES Inc. (the "Company"), has dismissed Arthur Andersen LLP, its independent public accountants, effective May 7, 2002.

          In connection with the audits of the two most recent fiscal years, and during the interim period prior to the dismissal, there have been no disagreements with the former accountants on any matter or accounting principle or practice, financial statement disclosure, or auditing scope or procedure.

The former accountants' report on the financial statements of the Company for each of the past two years was unqualified.

          The Company has appointed PricewaterhouseCoopers LLP as its new independent public accountants. During the Company's two most recent fiscal years and during the interim period prior to the appointment, there have been no consultations with the newly appointed accountants with regard to either the application of accounting principle as to any specific transaction, either completed or proposed; the type of audit opinion that would be rendered on the Company's financial statements; or any matter of disagreements with the former accountants.

The decision to change accountants was recommended by the Audit Committee of the Company's Board of Directors and approved by the Company's Board of Directors.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
C.	Exhibits: 16 Former Accountant's Letter.
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HON INDUSTRIES Inc.
Date: May 13, 2002	By: /s/ Jerald K. Dittmer
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 16	Exhibit Former Accountant's Letter

EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 10, 2002

Dear Sir/Madam:

We have read the first, second and third paragraphs of Item 4 included in the Form 8-K dated May 7, 2002, of HON INDUSTRIES Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

Copy to:
Mr. Jerald K. Dittmer, Vice President
    and Chief Financial Officer
    HON INDUSTRIES Inc.